Exhibit 4.1

Issue Date:  July 28, 2017

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To Purchase [      ] Shares of Common Stock of

EMERGENT CAPITAL, INC.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [      ] (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, in accordance with the vesting provisions of Section 2(b) hereof and on or prior to the close of business on July 28, 2025 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Emergent Capital, Inc., a Florida corporation (the “Company”), up to [      ] shares (the “Warrant Shares”) of the common stock, par value $0.01 per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(c).  This Warrant is issued to Holder pursuant to one or more Master Transaction Agreement(s), dated as of March 15, 2017 and May 12, 2017, as amended to date and from time to time, among the Company, PJC Investments, LLC and the applicable Consenting Convertible Note Holders (as defined therein) party thereto (the “Master Transaction Agreement”).

SECTION 1          Definitions.  As used in this Warrant, the following terms shall have the meanings set forth below:

(a)           “Additional Shares of Common Stock” means any shares of Common Stock issued (whether from the Company’s treasury or authorized and unissued shares of capital stock) or, as provided in Section 3(f)(i), deemed to be issued by the Company after the date of this Warrant; provided that, notwithstanding anything to the contrary contained herein, Additional Shares of Common Stock shall not include (a) issuances of Common Stock (including any deemed issuance pursuant to Section 3(f)(i)) that are pursuant to employee benefit plans and compensation-related arrangements approved by the Board (including any duly authorized committee thereof), (b) shares of Common Stock issuable upon the exercise, exchange or conversion of the Convertible Securities outstanding on the initial issuance date of this Warrant, including, without limitation, this Warrant and any Convertible Notes) or (c) securities issued as consideration pursuant to acquisitions of businesses or entities by the Company or its subsidiaries approved by a majority vote of the non-employee members of the Board (but excluding any transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities).

(b)           “Affiliate” means, in respect of any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the first Person.

(c)           “Aggregate Amount” shall have the meaning assigned to it in the recitals.

(d)           “Below Exercise Price Issuance” shall have the meaning assigned to it in Section 3(f)(iii).

(e)           “Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act; provided, however, that the Holder shall not be deemed to Beneficially Own any securities owned by its portfolio companies, if applicable, as long as the Holder does not directly or indirectly encourage, assist or provide any information to such portfolio company in respect of the acquisition, disposition or voting of such securities.

(f)            “Board” means the Board of Directors of the Company.

(g)           “Cashless Exercise Ratio” shall have the meaning assigned to it in Section 2(d).

(h)           “Common Stock” shall have the meaning assigned to it in the recitals.

(i)            “Company” shall have the meaning assigned to it in the recitals.

(j)            “Convertible Note” means an Existing Convertible Note or a New Convertible Note.

(k)           “Convertible Note Indentures” means the Existing Convertible Note Indenture and the New Convertible Note Indenture.

(l)            “Convertible Securities” means any debt or other evidences of indebtedness, capital stock, rights, options, warrants or other securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(m)          “Disposition Event” shall have the meaning assigned to it in Section 3(d).

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Exercise Price” shall have the meaning assigned to it in Section 2(c).

(p)           “Existing Convertible Notes” means the Company’s 8.50% Senior Unsecured Convertible Notes due 2019 issued pursuant to the Existing Convertible Note Indenture

(q)           “Existing Convertible Note Indenture” means the Indenture dated as of February 21, 2014 between the Company and the Convertible Note Trustee pursuant to which the Convertible Notes were issued.

(r)            “Expiration Time” shall have the meaning assigned to it in Section 3(e)(1).

(s)            “Fair Market Value” means the value determined (x) by the closing sale price or, if no closing sale price is reported, the last reported sale price of the Common Stock on the Trading Market on the determination date; (y) if the determination under (x) is unavailable, mutually by the Board and the Holder; or (z) if the determination under (y) is unavailable, by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid equally by the Company and the Holder) selected by mutual agreement between the Board and the Holder.

(t)            “Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

(u)           “Holder” shall have the meaning assigned to it in the recitals.

(v)           “Master Transaction Agreement” shall have the meaning assigned to it in the recitals.

(w)          “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast in respect of all capital stock of the Company on the applicable matter subject to the vote of the Common Stock.

(x)           “Measurement Date” means, with respect to a transaction, the public announcement of such transaction (or, if no such public announcement is made, the date of consummation of the transaction).

(y)           “New Convertible Notes” means the Company’s 5.0% Senior Unsecured Convertible Notes due 2023.

(z)           “New Convertible Note Indenture” shall have the meaning assigned to it in the Master Transaction Agreement.

(aa)         “Notice of Exercise” shall have the meaning assigned to it in Section 2(a).

(bb)         “Outstanding Convertible Notes” means the aggregate Existing Convertible Notes and New Convertible Notes outstanding immediately after the Closing as defined in the Master Transaction Agreement.

(cc)         “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(dd)         “Public Sale” means (i) a sale pursuant to an effective registration statement (other than a registration statement on Form S-4, Form S-8 or any successor or other forms promulgated for similar purposes) filed under the Securities Act or (ii) a “brokers’ transaction” (as defined in Rule 144 promulgated under the Securities Act) or a “riskless principal transaction” (as defined in Rule 144 promulgated under the Securities Act).

(ee)         “Purchased Shares” shall have the meaning assigned to it in Section 3(e).

(ff)          “Registration Rights Agreement” shall have the meaning assigned to it in the Master Transaction Agreement.

(gg)         “Tender Expiration Date” shall have the meaning assigned to it in Section 3(e).

(hh)         “Termination Date” shall have the meaning assigned to it in the recitals.

(ii)           “Trading Day” means a day on which the Common Stock is traded on the Trading Market.

(jj)           “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Global Select Market, the NASDAQ Capital Market, the OTCQX and the OTCQB (or any of their respective successors).

(kk)         “Warrant Register” shall have the meaning assigned to it in Section 4(c).

(ll)           “Warrant Share Delivery Date” shall have the meaning assigned to it in Section 2(e)(ii).

(mm)      “Warrant Shares” shall have the meaning assigned to it in the recitals.

SECTION 2          Exercise.

(a)           Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, in accordance with Section 2(b) and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the notice of exercise, in the form annexed hereto (the “Notice of Exercise”) (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased in the amount and manner specified in Section 2(c).

(b)           Vesting of Warrant.  The Warrant Shares shall vest and become exercisable in full as follows:

(i)            [      ] Warrant Shares shall vest and become exercisable upon the issuance of this Warrant; and

(ii)           with respect to the remaining [      ] Warrant Shares that did not vest and become immediately exercisable upon the issuance of this Warrant, for each share of Common Stock that is issued upon the conversion of any Outstanding Convertible Notes into shares of Common Stock in accordance with the terms of the Existing Convertible Note Indenture or the New Convertible Note Indenture, as applicable, one of such Warrant Shares shall vest and become exercisable; provided that upon the earliest date on which (x) at least 50% of the aggregate principal amount of the Outstanding Convertible Notes are converted into shares of Common Stock in accordance with the terms of the Existing Convertible Note Indenture or the New Convertible Note Indenture, as applicable, or (y) all of the Outstanding Convertible Notes are no longer outstanding (whether by conversion, redemption, payment in full at the final maturity date or otherwise), then all remaining Warrant Shares shall vest and become immediately exercisable; provided, further, that Warrant Shares that vest in accordance with this Section 2(b)(ii) shall vest pro rata among all holders of warrants issued concurrently with this Warrant, including the Holder, based upon the proportion that the number of Warrant Shares then vesting bears to the total number of unvested remaining Warrant Shares at the time of such vesting event, as determined in good faith by the Company and as promptly notified to each such holder.

(c)           Exercise Price.  The exercise price of the Common Stock under this Warrant shall be $0.20 per Warrant Share, as may be adjusted from time to time pursuant to Section 3 hereof (as applicable, the “Exercise Price”), and is to be paid (x) in cash by wire transfer or (y) by surrender of Warrants as set forth in Section 2(d) or by any combination of the methods specified in clauses (x) or (y) of this sentence.

(d)           Cashless Exercise.  In lieu of payment of the Exercise Price in cash, at the option of the Holder, as indicated on the Notice of Exercise, the Holder may demand that the Company reduce the number of Warrant Shares to be delivered to such Holder upon exercise of the Warrants then being exercised so that the Holder receives a number of Warrant Shares equal to the product of (i) the number of Warrant Shares for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (ii) the Cashless Exercise Ratio (as defined below).  The Holder may use the cashless exercise option described in this Section 2(d) whether or not this Warrant is being exercised in whole or in part and whether or not the Holder elects to pay any portion of the aggregate Exercise Price in cash.  “Cashless Exercise Ratio” means a fraction, (i) the numerator of which is the excess of the Fair Market Value per Warrant Share on the date of exercise over the Exercise Price per Warrant Share as of the date of exercise and (ii) the denominator of which is the Fair Market Value per Warrant Share on the date of exercise.

(e)           Mechanics of Exercise.

(i)            Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon due exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)           Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise, or by electronic delivery, within three Trading Days from the receipt by the Company of all of the Notices of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the date the Company has received all of the Notices of Exercise, this Warrant and the full Exercise Price for the Warrant Shares being purchased upon the exercise.  The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid.

(iii)          Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, within five Trading Days after the time of delivery of the certificate or certificates, or confirmation of electronic notation, representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv)          Right to Rescind Exercise.  If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates, or confirmation of electronic notation, representing the Warrant Shares pursuant to this Section 2(e) by the second Trading Day immediately following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(v)           No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant.  As to any fraction of a share of Common Stock which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(vi)          Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses incidental thereto.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise thereof.

(vii)         Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

SECTION 3          Certain Adjustments.

(a)           Changes in Common Stock.  In the event that at any time or from time to time after the date hereof, the Company shall (i) pay a dividend or make a distribution on its Common Stock, in each case in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock (in each case, other than a transaction to which Section 3(d) is applicable), then the number of shares of Common Stock purchasable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of this Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted in inverse proportion.  An adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           Cash Dividends and Other Distributions.  In the event that at any time or from time to time after the date hereof, the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities, or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (i) and (ii), (x) any dividend or distribution described in Section 3(a) or Section 3(e), (y) any rights, options, warrants or other Convertible Securities described in Section 3(c) or (z) in connection with any transaction resulting in the issuance of additional warrants pursuant to Section 3(m)), then (1) the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to the record date for any such dividend or distribution by a fraction, (A) the numerator of which shall be the Fair Market Value per share of Common Stock on the record date for such distribution, and (B) the denominator of which shall be such Fair Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the Fair Market Value  of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, options, warrants or subscription or purchase rights and (2) the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction.  Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution.  No adjustment shall be made pursuant to this Section 3(b) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Warrant or increasing the Exercise Price.

(c)           Rights Issue.  In the event that at any time or from time to time after the date hereof, the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities exercisable for, or convertible or exchangeable into, Common Stock to all holders of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or securities exchangeable for, or convertible or exchangeable into, Common Stock, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the subscription or purchase price per share of Common Stock or the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower at the record date for such issuance than the then Fair Market Value per share of Common Stock, the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of this Warrant prior to the record date by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or other securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are exercisable, convertible or exchangeable, and (B) the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or other securities plus the total number of shares of Common Stock which could be purchased at the Fair Market Value with the aggregate consideration received through the issuance of such rights, options, warrants, or other securities.  In the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date of issuance by the above fraction.  Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities.

If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities exercisable for, or convertible or exchangeable into, Common Stock subject to this Section 3(c), the consideration allocated to each such security shall be the relative Fair Market Value thereof as compared to the other security or securities issued as such unit.

(d)           Disposition Events.  If any of the following events (any such event, a “Disposition Event”) occurs:

(i)            any reclassification (other than as described in Section 3(a)) or exchange of the Common Stock;

(ii)           any merger, consolidation or other combination to which the Company is a constituent party; or

(iii)          any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of the Company to any other Person;

in each case, as a result of which all or substantially all of the holders of Common Stock shall be entitled to receive cash, securities and/or other property for their shares of Common Stock, then, as a condition precedent to such Disposition Event, proper and adequate provision shall be made so that, upon the basis and terms and in the manner provided in this Warrant, the Holder shall be entitled upon the exercise of this Warrant at any time after the consummation of such Disposition Event, to the extent this Warrant is not exercised in full prior to such Disposition Event, to receive at the Exercise Price in effect at the time immediately prior to the consummation of such Disposition Event, in lieu of the Common Stock otherwise issuable upon such exercise of this Warrant prior to such Disposition Event, the kind and amount of cash, securities and/or other property to which such Holder would have been entitled upon the consummation of such Disposition Event if such Holder had exercised this Warrant immediately prior thereto.  In determining the kind and amount of cash, securities and/or other property receivable upon exercise of this Warrant following the consummation of such Disposition Event, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Disposition Event, then the Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the kind and amount of cash, securities and/or other property which the Holder will receive upon exercise of this Warrant.  The Company may not cause, or agree to cause or permit to occur, a Disposition Event, unless the issuer of any securities or other property into which this Warrant thereafter becomes exercisable (if other than the Company) agrees, for the express benefit of the holders of record of this Warrant (including making them beneficiaries of such agreement), to issue such securities or other property and to otherwise assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder.  To the extent that equity securities are received by the holders of Common Stock in connection with a Disposition Event, the portion of this Warrant that will be exercisable into such equity securities will continue to be subject to the adjustments set forth in this Section 3.  The provisions of this Section 3(d) shall similarly apply to successive Disposition Events.  If this Section 3(d) applies to any event or occurrence, neither Section 3(a) nor Section 3(e) shall apply; provided, however, that this Section 3(d) shall not apply to any subdivision or combination of shares of Common Stock to which Section 3(a) is applicable.

(e)           Adjustment for Certain Tender Offers or Exchange Offers.  In case the Company or any of its subsidiaries shall, at any time or from time to time, while this Warrant is outstanding, distribute cash or other consideration in respect of a tender offer or an exchange offer that is treated as a “tender offer” under U.S. federal securities laws made by the Company or any subsidiary for all or any portion of the Common Stock, where the sum of the aggregate amount of such cash distributed and the aggregate Fair Market Value as of the Tender Expiration Date (as defined below) of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Fair Market Value per share of the Common Stock on the first Trading Day immediately following the last date (such last date, the “Tender Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Tender Expiration Date), then, effective immediately prior to the opening of business on the second Trading Day immediately following the Tender Expiration Date:

(i)            The Exercise Price shall be decreased so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the Trading Day immediately following the Tender Expiration Date by a fraction: (i) the numerator of which shall be equal to the product of (A) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (B) the Fair Market Value per share of the Common Stock on the first Trading Day immediately following the Tender Expiration Date; and (ii) the denominator of which is equal to the sum of (A) the Aggregate Amount and (B) the product of (I) an amount equal to (x) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer less (y) the Purchased Shares and (II) the Fair Market Value per share of the Common Stock on the first Trading Day immediately following the Tender Expiration Date; and

(ii)           The number of Warrant Shares issuable upon exercise of this Warrant will be adjusted by multiplying such number by a fraction:  (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 3(e)(i) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

In the event that the Company or a subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exercise Price and number of Warrant Shares issuable shall again be adjusted to be the Exercise Price and number of Warrant Shares issuable which would then be in effect if such tender offer or exchange offer had not been made.  Except as set forth in the preceding sentence, if the application of this Section 3(e) to any tender offer or exchange offer would result in an increase in the Exercise Price or reduction in the number of Warrant Shares issuable, no adjustment shall be made for such tender offer or exchange offer under this Section 3(e).

If this Section 3(e) applies to any event, Section 3(b) shall not apply.

(f)            Issuance of Additional Shares of Common Stock.

(i)            Deemed Issuances of Additional Shares of Common Stock.  The maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of Convertible Securities will be deemed to be Additional Shares of Common Stock issued as of the time of the issuance of such Convertible Securities; provided, however, that:

(A)                               No adjustment in the Exercise Price will be made upon the subsequent issuance of shares of Common Stock upon the exercise, conversion or exchange of such Convertible Securities;

(B)                               To the extent that Additional Shares of Common Stock are not issued pursuant to any such Convertible Security upon the expiration or termination of an unissued, unexercised, unconverted or unexchanged Convertible Security, the Exercise Price will be readjusted to the Exercise Price that would have been in effect had such Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

(C)                               In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Convertible Security, excluding a change resulting from any transaction giving rise to an adjustment pursuant to Section 3(a) but including periodic or scheduled accretions or adjustments to a Convertible Security, interest and dividends paid in kind, repricings of the exercise or conversion price of such Convertible Securities or otherwise, the Exercise Price then in effect will be readjusted to the Exercise Price that would have been in effect if, on the date of issuance, such Convertible Security were exercisable, convertible or exchangeable for such changed number of shares of Common Stock.

(ii)                                  Determination of Consideration.  The Fair Market Value of the consideration received by the Company for the issue of any Additional Shares of Common Stock will be computed as follows:

(A)                               Cash and Property.  Aggregate consideration consisting of cash and other property will:  (x) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends; (y) insofar as it consists of property other than cash, be computed at the Fair Market Value thereof on the Measurement Date; and (z) insofar as it consists of both cash and other property, be the proportion of such consideration so received.

(B)                               Convertible Securities. The aggregate consideration per share received by the Company for Convertible Securities will be determined by dividing:  (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the full and complete exercise, conversion or exchange of such Convertible Securities, by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full and complete exercise, conversion or exchange of such Convertible Securities.

(iii)                               Adjustment of Exercise Price.  Subject to Section 3(f)(iv), in the event the Company shall, at any time and from time to time while any of the Warrants is outstanding, issue or sell Additional Shares of Common Stock for a consideration per share, as determined by such consideration’s Fair Market Value in accordance with Section 3(f)(ii), less than the Exercise Price in effect immediately prior to such issuance (a “Below Exercise Price Issuance”), then, effective immediately upon the date of such Below Exercise Price Issuance:

(A)                               the Exercise Price in effect immediately after such Below Exercise Price Issuance shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to such Below Exercise Price Issuance by a fraction:  (1) the numerator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such Below Exercise Price Issuance; plus (b) (x) the Fair Market Value of the aggregate consideration received by the Company in respect of such Below Exercise Price Issuance, divided by (y) the Exercise Price in effect immediately prior to such Below Exercise Price Issuance, and (2) the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to such Below Exercise Price Issuance, plus (b) the number of such Additional Shares of Common Stock issued in such Below Exercise Price Issuance; and

(B)                               the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted by multiplying such number by a fraction:  (A) the numerator of which shall be the Exercise Price immediately prior to the adjustment pursuant to Section 3(f)(iii)(A) and (B) the denominator of which shall be the Exercise Price immediately after such adjustment.

(g)                                  Other Events.  If any event occurs as to which the foregoing provisions of this Section 3 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid.

(h)                                 Superseding Adjustment.  Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in any adjustments pursuant to this Section 3 (other than Section 3(f)), if any of the foregoing shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 3(a) or, if applicable, Section 3(g)) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustments to the number of Warrant Shares purchasable and the Exercise Price initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

(i)                                     Minimum Adjustment.  The adjustments required by the preceding Sections of this Section 3 shall be made whenever and as often as any specified event requiring an adjustment pursuant to this Section 3 shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 3(a)) unless and until such adjustment either by itself or together with all other adjustments pursuant to this Section 3 not previously made as a result of this Section 3(i) increases or decreases by at least one percent (1%) the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants immediately prior to the making of such adjustment.  Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 3 and not previously made, would result in a minimum adjustment.  For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.  In computing adjustments under this Section 3, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

(j)                                    Other Provisions Regarding Adjustments.  In the event that at any time, as a result of an adjustment made pursuant to Section 3(a) hereof, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares of capital stock so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3 and the provisions contained elsewhere herein with respect to Common Stock shall apply on like terms to any such other shares.

(k)                                 Notice of Adjustment.  Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) or the Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the Fair Market Value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the Exercise Price and the number of shares of Common Stock or other securities or property purchasable upon exercise of Warrants after giving effect to such adjustment.

(l)                                     Notice of Certain Transactions.  In the event that the Company shall resolve or agree to take any action or permit any event to occur that would require any adjustment of the number of Warrant Shares subject to this Warrant or the Exercise Price, the Company shall within five (5) Trading Days of such action or event send to the Holder, a notice of such proposed action or event, such notice to be mailed to the Holder, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such action or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action or event on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other securities or property, if any, purchasable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment which will be required as a result of such action or event.

(m)                             Issuance of Additional Warrants.  In connection with the declaration, issuance or consummation of any dividend, spin-off or other distribution or similar transaction by the Company of the capital stock of any of its subsidiaries, the Company shall cause (i) additional warrants of such subsidiary with, subject to clause (ii) below, substantially similar terms as the Warrants, to be issued to the Holder or one or more of its nominees so that after giving effect to such transaction the Warrants and such warrants of such subsidiary each represent the same percentage interest in the fully diluted number of common shares of such entity as the Warrants represented in the Company immediately prior to such transaction, and (ii) (A) the exercise price of the Warrants to be reduced by an amount reasonably acceptable to the Holder and the Company to reflect the value of the capital stock of the subsidiary to be dividended, spun-off or otherwise distributed and (B) the exercise price of the additional warrants of such subsidiary to be fixed in a manner reasonably acceptable to such Holder and the Company to reflect the amount by which the exercise price of the Warrants was reduced pursuant to clause (ii)(A) above, as adjusted to reflect any differences in the fully-diluted number of the shares of common stock of the Company and such subsidiary.

SECTION 4                               Transfer of Warrant.

(a)                                 Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, but only, with respect to any transfer to a non-Affiliate of the Holder, with the prior written consent of the Company, not to be unreasonably withheld, conditioned or delayed, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion, if any, of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)                                 New Warrants.  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)                                  Warrant Register.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)                                 Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter and (iii) that the transferee provide evidence satisfactory to the Company, its reasonable discretion, that such transferee is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) promulgated under the Securities Act.

SECTION 5                               Miscellaneous.

(a)                                 Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed and the legal opinion required under Section 4(d), if required by the Company.  The transferee shall sign an investment letter to the Company.

(b)                                 No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.  Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(c)                                  Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d)                                 Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a day other than a Trading Day, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(e)                                  Authorized Shares.  The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

Except as, and to the extent, waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant, including without limitation with respect to (x) the adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price and (y) maintaining the effectiveness of any registration statement with respect to the resale of Warrant Shares pursuant to the Registration Rights Agreement.

(f)                                   Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and will contain a restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH

EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(g)                                  Jurisdiction.  All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any other jurisdiction.

(h)                                 Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company fails to comply with any provision of this Warrant the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i)                                     Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to Holder at its last address as it shall appear upon the Warrant Register of the Company.

(j)                                    Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)                                 Remedies.  Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(l)                                     Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

(m)                             Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n)                                 Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)                                 Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by an authorized officer as of the day and year first above written.

EMERGENT CAPITAL, INC.

By:
Name:
Title:

[Signature page to Warrant]

NOTICE OF EXERCISE

1.    TO:                                                     Emergent Capital, Inc.

(1)                                 The undersigned hereby elects to purchase          Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)                                 Payment shall be in accordance with Section 2(c) and any cash paid pursuant thereto shall take the form lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank.

(3)                                 Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:

Title of Authorized Signatory:

SSN or Tax ID of Investor:

Date:

ASSIGNMENT FORM

•                                          (To assign the foregoing note, execute
this form and supply required information.
Do not use this form to exercise the note.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to                                                             , whose address is                                                                                                                                              .

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.